UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

SELECT COMFORT CORPORATION
(Name of Registrant as Specified in Its Charter)

BLUE CLAY CAPITAL PARTNERS CO III LP BLUE CLAY CAPITAL MASTER FUND LTD BLUE CLAY CAPITAL MANAGEMENT, LLC GARY S. KOHLER BRIAN R. DURST ADAM J. WRIGHT BRIAN A. SPALY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Blue Clay Capital Management, LLC, together with the other the participants named herein (collectively, “Blue Clay”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying BLUE proxy card to be used to solicit votes for the election of Blue Clay’s slate of two highly-qualified director nominees to the Board of Directors of Select Comfort Corporation, a Minnesota corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On April 22, 2015, Blue Clay issued an Investor Presentation, which is attached as Exhibit 1.